UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 18, 2008
ABERCROMBIE & FITCH CO.

(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6301 Fitch Path, New Albany, Ohio 43054

(Address of principal executive offices) (Zip Code)
(614) 283-6500

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 24, 2008, Abercrombie & Fitch Co. (“A&F” or the “Registrant”) reported that Michael W. Kramer, Executive Vice President and Chief Financial Officer of A&F, intended to resign from his positions with A&F and its subsidiaries and affiliates, effective August 18, 2008.
Upon the resignation of Mr. Kramer on August 18, 2008, Michael Nuzzo, Senior Vice President, Finance, became the Registrant’s principal financial and accounting officer.
In connection with his promotion to Senior Vice President, Finance, which occurred in July 2008, Mr. Nuzzo’s base salary became $400,000. His target incentive level in A&F’s Incentive Compensation Performance Plan remained at 30% of his base salary. He also received a grant of 5,000 restricted stock units, which vest in accordance with the Registrant’s standard vesting schedule for such awards (10% on the first anniversary, 20% on the second anniversary, 30% on the third anniversary and 40% on the fourth anniversary of grant). Mr. Nuzzo is entitled to participate in A&F’s other benefit plans on a level commensurate with other senior vice presidents of the Registrant.
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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.

Dated: August 18, 2008	By:	/s/ David S. Cupps

David S. Cupps Senior Vice President, General Counsel and Secretary